                                                    Exhibit 99

The Bank of New York Company, Inc.                  NEWS
-----------------------------------------------------------------------

                                     48 Wall Street, New York, NY 10286

                                     Contact:
For Release:                         PUBLIC AND INVESTOR RELATIONS DEPT.


IMMEDIATELY                                    Paul J. Leyden, SVP
-----------                                    (212) 495-1041
                                               Nicholas C. Silitch, VP
                                               (212) 495-1721
                                               Gregory A. Burton, AVP
                                               (212) 495-1725



              THE BANK OF NEW YORK COMPANY, INC. REPORTS
              ------------------------------------------
          Fourth Quarter Diluted E.P.S. of 75 Cents, Up 25%;
          --------------------------------------------------
                   Fourth Quarter R.O.E. of 23.73%;
                   --------------------------------
              1997 Diluted E.P.S. of $2.71, Up 13%; and
              -----------------------------------------
                        1997 R.O.E. of 22.13%;
                        ----------------------
                             All Records
                             -----------

NEW YORK, N.Y., January 20, 1998 -- The Bank of New York Company, Inc. (NYSE: BK) reports record fourth quarter diluted earnings per share of 75 cents up 25% from the 60 cents earned in the fourth quarter of 1996, and basic earnings per share of 79 cents, up 23% from the 64 cents earned in the same period last year.
     For 1997, diluted earnings per share were $2.71, up 13% from the $2.40 earned in 1996, and basic earnings per share were $2.88 up 11% from the $2.60 earned in 1996. Diluted earnings per share have been restated to include the effect of employee stock options. For 1997 these reduced diluted earnings per share by 1 cent for the fourth quarter and 5 cents for the year.

     Net income for the fourth quarter was $298 million, up 19% from the $250 million earned in the same period last year. Net income in 1997 was $1,104 million, up 8% from the $1,020 million earned in 1996.
     Return on average common equity for the fourth quarter of 1997 was a record 23.73% compared with 22.06% in the third quarter of 1997 and 19.48% in the fourth quarter of 1996. Return on average assets for the fourth quarter of 1997 was 1.95% compared with 1.81% in the third quarter of 1997 and 1.84% in the fourth quarter of 1996. For the year, return on average common equity totaled a record 22.13% in 1997 compared with 19.98% in 1996. Return on average assets was 1.86% in 1997 compared with 1.90% in 1996.
     In November 1997, the Company sold its remaining credit card operations ($4.4 billion in receivables) and recorded a pre-tax gain of approximately $177 million. The Company also recorded a $100 million loan loss provision in the fourth quarter of 1997.
     Revenues from the Company's securities processing business grew 21% for the full year to $790 million. This reflects strong internal growth of 16%, with increases in all of our businesses. ADR's, stock transfer, corporate trust, and mutual funds were particularly strong.
     Overall, fees from other processing were up 14% for the year to $239 million. Funds transfer fees were ahead a strong 17%, cash management fees were up by 15%, while revenues from the trade finance business were up by 9% from 1996.
     Trust and investment continued its strong performance in 1997 with fees growing 12% over last year to $181 million reflecting new business and generally strong markets.

     Net interest income, on a taxable equivalent basis, totaled $1,890 million in 1997 compared with $1,999 million in the prior year. The decline is primarily attributable to the sale of the credit card operations and the stock buyback program, partially offset by growth in corporate lending.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were $2.91 per share in 1997 compared with $2.59 per share in 1996. On the same basis, tangible return on average common equity was 31.78% in 1997 compared with 27.94% in 1996; and tangible return on average assets was 2.04% in 1997 compared with 2.10% in 1996.
     Average diluted shares outstanding were 397 million for the quarter, down from the 400 million in the third quarter and down significantly from the 414 million in the prior year period. These share amounts include the dilutive effect of approximately 6.5 million, 6.7 million, and 7.5 million shares related to employee stock options. The decline from the third quarter and prior year was the result of the Company's stock buyback program.
     The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.89% and 11.92% at December 31, 1997 compared with 7.61% and 11.62% at September 30, 1997, and 8.34% and 12.78% at December 31, 1996. Tangible common equity as a percent of total assets was 6.47% at December 31, 1997 compared with 5.99% at September 30, 1997 and 7.00% one year ago. The leverage ratio was 7.61% at December 31, 1997 compared with 7.82% at September 30, 1997 and 8.70% one year ago.

NET INTEREST INCOME
-------------------
                            4th       3rd       4th
                          Quarter   Quarter   Quarter        Year
                          -------   -------   -------  ----------------
(In millions)               1997      1997      1996      1997    1996
                          ---------------------------  ----------------
Net Interest Income         $409      $495      $500    $1,890  $1,999
Net Interest Rate
 Spread                     2.19%     2.97%     3.35%     2.88%   3.37%
Net Yield on Interest-
 Earning Assets             3.26      4.02      4.33      3.89    4.35

     Net interest income on a taxable equivalent basis was $409 million in the fourth quarter of 1997 compared with $495 million in the third quarter of 1997 and $500 million in the fourth quarter of 1996. The net interest rate spread was 2.19% in the fourth quarter of 1997, compared with 2.97% in the third quarter of 1997 and 3.35% one year ago. The net yield on interest-earning assets was 3.26% compared with 4.02% in the third quarter of 1997 and 4.33% in last year's fourth quarter.
     For 1997, net interest income on a taxable equivalent basis, amounted to $1,890 million compared with $1,999 million in 1996. The net interest rate spread was 2.88% in 1997 compared with 3.37% in 1996, while the net yield on interest-earning assets was 3.89% in 1997 and 4.35% in 1996.

NONINTEREST INCOME
------------------
                                      4th Quarter            Year
                                     --------------   ----------------
(In millions)                        1997      1996     1997      1996
                                     --------------   ----------------
Processing Fees
  Securities                         $213      $171   $  790    $  655
  Other                                61        52      239       209
                                     ----      ----   ------    ------
                                      274       223    1,029       864
Trust and Investment Fees              47        42      181       161
Service Charges and Fees               74       105      354       421
Securities Gains                       45        19      136        97
Foreign Exchange and
 Other Trading Activities              39        25      125        67
Sale of Credit Card Portfolio         177         -      177       400
Other                                  33        27      135       120
                                     ----      ----   ------    ------
Total Noninterest Income             $689      $441   $2,137    $2,130
                                     ====      ====   ======    ======

     Securities processing fees increased 24% to $213 million compared with $171 million in the fourth quarter of 1996. For the year, securities processing fees increased 21% to $790 million compared with $655 million in 1996, with strong internal growth in all areas and acquisitions adding to the increase. The Company reported $45 million of securities gains in the fourth quarter of 1997 compared with $51 million in the third quarter of 1997 and $19 million in the fourth quarter of 1996. Revenues from foreign exchange and other trading activities were $39 million in the fourth quarter of 1997 compared with $35 million in the third quarter of 1997 and $25 million in the fourth quarter of 1996. For the year, foreign exchange and other trading activities continued to improve with revenues of $125 million, up 87%. Other noninterest income includes a gain of approximately $177 million in the fourth quarter of 1997 and $400 million in the second quarter of 1996 on the sale of the Company's credit card operations.

NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------
     Total noninterest expense for the fourth quarter and year 1997 were $491 million and $1,874 million, compared with $480 million and $1,835 million in 1996. Noninterest expense for the fourth quarter of 1997 does not include expenses associated with the credit card operations. This decline was partially offset by expenses related to processing acquisitions. Noninterest expense for the fourth quarter and year 1997 included $7 million and $18 million, approximately 1 cent and 3 cents per share, related to making computer systems year 2000 compliant.
     The efficiency ratios for the full year and fourth quarter of 1997 were 50.2% and 54.7% compared with 50.5% and 51.7% for the full year and fourth quarter of 1996. The efficiency ratios exclude the gain on the sale of the credit card portfolios in the fourth quarter of 1997 and the second quarter of 1996. The change in the efficiency ratio for the fourth quarter of 1997 is attributable to year 2000 systems expenses and the credit card sale.
     The effective tax rates for the fourth quarter and full year of 1997 were 36.3% and 36.4% compared with 37.9% and 38.3% last year.

NONPERFORMING ASSETS
--------------------
                                                               Change
                                                             4Q 1997 vs
(Dollars in millions)             12/31/97       9/30/97       3Q 1997
                                  -------------------------------------
Loans:
     Commercial Real Estate         $ 35          $ 19          $ 16
     Other Commercial                 65            90           (25)
     Foreign                          34            36            (2)
     Community Banking                59            59             -
                                    ----          ----
  Total Loans                        193           204           (11)
Other Real Estate                     15            32           (17)
                                    ----          ----
  Total                             $208          $236           (28)
                                    ====          ====
Nonperforming Assets Ratio           0.6%          0.6%
Allowance/Nonperforming Loans      331.4         376.8
Allowance/Nonperforming Assets     307.2         326.5

     Nonperforming assets totaled $208 million at December 31, 1997, compared with $236 million at September 30, 1997, a decrease of $28 million. This was the twenty-sixth consecutive quarter of nonperforming asset decreases. During the fourth quarter, a commercial real estate loan located in New Jersey was added to nonaccrual status and a portion of a commercial loan to a retailer was charged off.

LOAN LOSS PROVISION AND NET CHARGE-OFFS
---------------------------------------

                               4th       3rd       4th
                             Quarter   Quarter   Quarter      Year
                             -------   -------   -------  -----------
(In millions)                  1997      1997      1996   1997   1996
                             ---------------------------  -----------
Provision                      $100      $ 60     $  45   $280   $600
                               ----      ----     -----   ----   ----
Net (Charge-offs) Recoveries:
  Commercial Real Estate          1         1        (1)     3    (11)
  Other Commercial              (39)      (26)       (2)   (75)   (20)
  Credit Card                     -       (95)      (93)  (275)  (441)
  Other Consumer                 (2)       (1)       (2)    (5)    (9)
  Foreign                        (1)        1        (1)     3     37
  Other                          (3)       (1)       (2)    (5)   (11)
                               ----      ----     -----   ----   ----
     Total                      (44)     (121)     (101)  (354)  (455)
                               ====      ====     =====   ====   ====
Other Real Estate Expense
 (Recoveries)                  $ 12      $ (2)    $  3    $ 11   $  1

     Fourth quarter 1997 other commercial charge-offs primarily relate to a loan to a retailer. The allowance for loan losses was $641 million, or 1.82% of loans at December 31, 1997 compared with $771 million, or 2.01%
of loans at September 30, 1997 and $901 million, or 2.44% of loans at December 31, 1996. The December 31, 1997 allowance has been reduced by
$186 million which was allocated to credit card loans sold in 1997. The ratio of the allowance to nonperforming assets was 307.2% at December 31, 1997 compared with 326.5% at September 30, 1997 and 355.3% at December 31, 1996.
     Other real estate expense of $12 million in the fourth quarter of 1997 primarily relates to the sale of one property in Florida.
                       ***************************
  (Financial highlights and detailed financial statements are attached. E.P.S. has been calculated based on a new accounting Pronouncement. "Basic" and "diluted" E.P.S. have replaced "primary" and "fully diluted" E.P.S. Prior periods have been restated.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)

                                                1997       1996    Change
                                                ----       ----    ------
For the Three Months Ended December 31:
---------------------------------------
  Net Income                                 $   298    $   250      19.2%
    Per Common Share:
      Basic                                  $  0.79    $  0.64      23.4
      Diluted                                   0.75       0.60      25.0
      Cash Dividends                            0.26       0.22      18.2

  Return on Average Common Shareholders'
      Equity                                   23.73%     19.48%
  Return on Average Assets                      1.95       1.84

For the Twelve Months Ended December 31:
-----------------------------------------
  Net Income                                 $ 1,104    $ 1,020       8.2%
    Per Common Share:
      Basic                                  $  2.88    $  2.60      10.8
      Diluted                                   2.71       2.40      12.9
      Cash Dividends                            1.00       0.84      19.0

  Return on Average Common Shareholders'
      Equity                                   22.13%     19.98%
  Return on Average Assets                      1.86       1.90


As of December 31:
------------------
  Assets                                     $59,953    $55,765       7.5%
  Loans                                       35,127     37,006      -5.1
  Securities                                   6,628      5,053      31.2
  Deposits - Domestic                         27,577     26,528       4.0
           - Foreign                          13,780     12,815       7.5
  Long-Term Debt                               1,809      1,816      -0.4
  Minority Interest - Preferred Securities     1,000        600      66.7
  Preferred Shareholders' Equity                   1        112     -99.1
  Common Shareholders' Equity                  5,001      5,015      -0.3

  Common Shareholders' Equity Per Share        13.38      13.01       2.8
  Market Value Per Share of Common Stock       57.81      33.75      71.3

  Allowance for Loan Losses as a Percent
    of Loans                                    1.82%      2.44%
  Tier 1 Capital Ratio                          7.89       8.34
  Total Capital Ratio                          11.92      12.78
  Leverage Ratio                                7.61       8.70
  Tangible Common Equity Ratio                  6.47       7.00

                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                                    (Unaudited)
                       (In millions, except per share amounts)

                                      For the three            For the twelve
                                      months ended             months ended
                                      December 31,             December 31,
                                      1997       1996          1997      1996
                                      ----       ----          ----      ----
Interest Income
---------------
Loans                                $ 631      $ 756        $2,910    $3,073
Securities
  Taxable                               66         59           244       240
  Exempt from Federal Income Taxes       9          9            35        37
                                     -----      -----        ------    ------
                                        75         68           279       277
Deposits in Banks                       71         26           188        90
Federal Funds Sold and Securities
 Purchased Under Resale Agreements      57         29           162       126
Trading Assets                           5          4            21        17
                                     -----      -----        ------    ------
      Total Interest Income            839        883         3,560     3,583
                                     -----      -----        ------    ------
Interest Expense
----------------
Deposits                               331        293         1,290     1,152
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                             33         30           121       155
Other Borrowed Funds                    43         39           168       186
Long-Term Debt                          32         31           126       129
                                     -----      -----        ------    ------
      Total Interest Expense           439        393         1,705     1,622
                                     -----      -----        ------    ------
Net Interest Income                    400        490         1,855     1,961
-------------------
Provision for Loan Losses              100         45           280       600
                                     -----      -----        ------    ------
Net Interest Income After
 Provision for Loan Losses             300        445         1,575     1,361
                                     -----      -----        ------    ------
Noninterest Income
------------------
Processing Fees
 Securities                            213        171           790       655
 Other                                  61         52           239       209
                                     -----      -----        ------    ------
                                       274        223         1,029       864
Trust and Investment Fees               47         42           181       161
Service Charges and Fees                74        105           354       421
Securities Gains                        45         19           136        97
Other                                  249         52           437       587
                                     -----      -----        ------    ------
    Total Noninterest Income           689        441         2,137     2,130
                                     -----      -----        ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits         277        264         1,066     1,014
Net Occupancy                           40         41           166       167
Furniture and Equipment                 25         24            95        93
Other                                  149        151           547       561
                                     -----      -----        ------    ------
  Total Noninterest Expense            491        480         1,874     1,835
                                     -----      -----        ------    ------
Income Before Income Taxes             498        406         1,838     1,656
Income Taxes                           181        154           669       634
Distribution on Preferred Securities    19          2            65         2
                                     -----      -----        ------    ------
Net Income                           $ 298      $ 250        $1,104    $1,020
----------                           =====      =====        ======    ======
Net Income Available to
 Common Shareholders                 $ 296      $ 247        $1,095    $1,010
-----------------------              =====      =====        ======    ======
Per Common Share Data:
----------------------
   Basic                             $0.79      $0.64        $ 2.88    $ 2.60
   Diluted                            0.75       0.60          2.71      2.40
   Cash Dividends                     0.26       0.22          1.00      0.84

Diluted Shares Outstanding             397        414           404       422

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)

                                                   December 31,  December 31,
                                                        1997          1996
                                                        ----          ----
Assets
------
Cash and Due from Banks                              $ 5,770       $ 6,032
Interest-Bearing Deposits in Banks                     2,126         1,387
Securities:
  Held-to-Maturity                                     1,127         1,170
  Available-for-Sale                                   5,501         3,883
                                                     -------       -------
    Total Securities                                   6,628         5,053
Trading Assets at Fair Value                           2,616         1,547
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               2,820           562
Loans (less allowance for loan losses
 of $641 in 1997 and $901 in 1996)                    34,486        36,105
Premises and Equipment                                   835           875
Due from Customers on Acceptances                      1,187           985
Accrued Interest Receivable                              356           315
Other Assets                                           3,129         2,904
                                                     -------       -------
     Total Assets                                    $59,953       $55,765
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $12,561       $11,812
 Interest-Bearing
    Domestic Offices                                  15,607        15,268
    Foreign Offices                                   13,189        12,263
                                                     -------       -------
     Total Deposits                                   41,357        39,343
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      2,329         1,737
Other Borrowed Funds                                   4,673         4,144
Acceptances Outstanding                                1,196         1,015
Accrued Taxes and Other Expenses                       1,905         1,417
Accrued Interest Payable                                 182           167
Other Liabilities                                        500           399
Long-Term Debt                                         1,809         1,816
                                                     -------       -------
     Total Liabilities                                53,951        50,038
                                                     -------       -------

Minority Interest - Preferred Securities               1,000           600
                                                     -------       -------

Shareholders' Equity
 Preferred Stock-no par value, authorized
  5,000,000 shares, outstanding -0- shares
  in 1997 and 184,000 shares in 1996                       -           111
 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 23,844 shares in 1997 and
  40,429 shares in 1996                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 800,000,000 shares, issued
  460,211,883 shares in 1997 and
  444,317,786 shares in 1996                           3,452         3,332
 Additional Capital                                      465           344
 Retained Earnings                                     3,493         2,798
 Securities Valuation Allowance                          320            82
                                                     -------       -------
                                                       7,731         6,668
 Less:  Treasury Stock (85,320,404 shares in
  1997 and 57,849,845 shares in 1996), at cost         2,714         1,524
        Loan to ESOP (1,056,829 shares in 1997
        and 1,195,719 shares in 1996), at cost            15            17
                                                     -------       -------
     Total Shareholders' Equity                        5,002         5,127
                                                     -------       -------
     Total Liabilities and Shareholders' Equity      $59,953       $55,765
                                                     =======       =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                  (Dollars in millions)


                             For the three months      For the three months
                           ended December 31, 1997   ended December 31, 1996
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 4,499    $  71   6.22%  $ 1,792   $   26   5.73%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     4,083       57   5.54     2,219       29   5.28
Loans
 Domestic Offices           18,774      366   7.73    23,239      544   9.31
 Foreign Offices            15,857      266   6.66    13,303      214   6.40
                           -------   ------          -------   ------
   Total Loans              34,631      632   7.24    36,542      758   8.25
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                3,030       44   5.74     2,834       41   5.77
 U.S. Government Agency
  Obligations                  473        8   6.47       434        7   6.37
 Obligations of States and
  Political Subdivisions       672       14   8.41       666       15   8.79
 Other Securities,
  including Trading
  Securities                 2,417       22   3.73     1,406       17   4.69
                           -------   ------          -------   ------
   Total Securities          6,592       88   5.32     5,340       80   5.91
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     49,805      848   6.76%   45,893      893   7.74%
                                     ------                    ------
Allowance for Loan Losses     (611)                     (922)
Cash and Due from Banks      3,732                     3,025
Other Assets                 7,641                     6,086
                           -------                   -------
  TOTAL ASSETS             $60,567                   $54,082
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,748       56   4.65%  $ 3,937       43   4.32%
 Savings                     7,674       50   2.57     8,099       54   2.63
 Certificates of Deposit
  $100,000 & Over              538        8   5.64       760       10   5.31
 Other Time Deposits         2,520       31   4.94     2,461       29   4.72
 Foreign Offices            14,759      186   5.00    13,274      157   4.71
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 30,239      331   4.34    28,531      293   4.08
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,864       33   4.51     2,336       30   5.13
Other Borrowed Funds         3,204       43   5.41     2,918       39   5.22
Long-Term Debt               1,827       32   6.93     1,816       31   6.86
                           -------   ------          -------   ------
  Total Interest-Bearing
   Liabilities              38,134      439   4.57%   35,601      393   4.39%
                                     ------                    ------
Noninterest-Bearing
 Deposits                   10,080                     9,197
Other Liabilities            6,329                     4,017
Minority Interest-
  Preferred Securities       1,000                       104
Preferred Stock                 74                       113
Common Shareholders'
 Equity                      4,950                     5,050
                           -------                   -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $60,567                   $54,082
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  409   2.19%            $  500   3.35%
                                     ======   ====             ======   ====
 Net Yield on Interest-
  Earning Assets                              3.26%                     4.33%
                                              ====                      ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                  (Dollars in millions)


                            For the twelve months     For the twelve months
                           ended December 31, 1997   ended December 31, 1996
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,277   $  188   5.75%  $ 1,585   $   90   5.71%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,964      162   5.46     2,356      126   5.35
Loans
 Domestic Offices           21,576    1,930   8.94    24,417    2,272   9.31
 Foreign Offices            15,001      984   6.56    12,281      810   6.59
                           -------   ------          -------   ------
   Total Loans              36,577    2,914   7.97    36,698    3,082   8.40
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                2,814      163   5.78     2,911      168   5.76
 U.S. Government Agency
  Obligations                  411       26   6.44       454       29   6.32
 Obligations of States and
  Political Subdivisions       652       56   8.57       656       58   8.91
 Other Securities,
  including Trading
  Securities                 1,845       86   4.65     1,322       68   5.16
                           -------   ------          -------   ------
   Total Securities          5,722      331   5.78     5,343      323   6.05
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     48,540    3,595   7.40%   45,982    3,621   7.88%
                                     ------                    ------
Allowance for Loan Losses     (784)                     (837)
Cash and Due from Banks      3,798                     2,805
Other Assets                 7,688                     5,699
                           -------                   -------
  TOTAL ASSETS             $59,242                   $53,649
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,326      196   4.54%  $ 3,855      166   4.30%
 Savings                     7,921      202   2.55     8,188      223   2.72
 Certificates of Deposit
  $100,000 & Over              675       37   5.48       895       48   5.32
 Other Time Deposits         2,514      124   4.92     2,547      121   4.75
 Foreign Offices            14,902      731   4.91    12,232      594   4.87
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 30,338    1,290   4.25    27,717    1,152   4.16
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,410      121   5.00     2,957      155   5.23
Other Borrowed Funds         3,177      168   5.27     3,406      186   5.47
Long-Term Debt               1,815      126   6.92     1,870      129   6.90
                           -------   ------           ------   ------
  Total Interest-Bearing
   Liabilities              37,740    1,705   4.52%   35,950    1,622   4.51%
                                     ------                    ------
Noninterest-Bearing
 Deposits                    9,572                     8,882
Other Liabilities            6,050                     3,623
Minority Interest-
  Preferred Securities         830                        26
Preferred Stock                103                       113
Common Shareholders'
 Equity                      4,947                     5,055
                           -------                    ------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $59,242                   $53,649
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $1,890   2.88%            $1,999   3.37%
                                     ======   ====             ======   ====
 Net Yield on Interest-
  Earning Assets                              3.89%                     4.35%
                                              ====                      ====